EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 7 to Registration Statement No. 033-06004 on Form S-8, and Registration Statement Nos. 333-41808 and 333-64161 on Form S-8, of our report dated July 14, 2009, relating to the financial statements and financial statement schedule appearing on Form 11-K of ITT Salaried Investment and Savings Plan for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
New York, New York
July 14, 2009
F-57